Exhibit T3B.6

8254320 CANADA INC.

BY-LAW NO. 1

Adopted on November 20, 2012.

8254320 CANADA INC.

BY-LAW NO. 1

ADOPTED ON NOVEMBER 20, 2012.

DEFINITIONS		1

BUSINESS OF THE CORPORATION		2

1.	Registered Office.	2
2.	Corporate Seal.	2
3.	Financial Year.	2
4.	Banking arrangements.	2

DIRECTORS		2

5.	Number of Directors.	2
6.	Qualification.	2
7.	Vacancies.	3
8.	Nomination of Directors	3
9.	Election and Term.	5
10.	Removal of Directors.	5
11.	Vacation of Office.	5
12.	Consent to be Elected or Appointed Director.	5
13.	Remuneration Of Directors.	6

MEETINGS OF DIRECTORS		6

14.	Place and Calling of Meetings.	6
15.	Notice.	6
16.	Waiver of Notice.	7
17.	Regular Meetings.	7
18.	Participation by Communication Facilities.	7
19.	Adjournment.	7
20.	Votes to Govern.	7
21.	Chair.	7
22.	Secretary.	8
23.	Quorum and Voting.	8
24.	Resolution in lieu of Meeting.	8

COMMITTEES		8

25.	Committees.	8
26.	Proceedings.	9

OFFICERS		9

27.	Appointment of Officers.	9
28.	Remuneration and Removal of Officers.	9
29.	Power and Duties.	9
30.	Chairman of the Board.	9
31.	President.	10
32.	Secretary.	10
33.	Treasurer.	10
34.	Removal of Officers.	10

DISCLOSURE OF INTEREST		10

35.	Disclosure of Interest.	10

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		12

36.	Liability.	12
37.	Indemnification.	12
38.	Insurance.	12

MEETINGS OF SHAREHOLDERS		13

39.	Annual Meeting.	13
40.	Special Meetings.	13
41.	Place of Meetings.	13
42.	Notice of Meetings.	13
43.	Waiver of Notice.	14
44.	Representatives.	14
45.	Persons Entitled to be Present.	14
46.	Record Date.	14
47.	Participation by Communication Facilities.	15
48.	Chair, Secretary and Scrutineers.	15
49.	Procedure.	15
50.	Votes.	15
51.	Votes to Govern.	16
52.	Proxies.	16
53.	Adjournment.	17
54.	Quorum.	17

SECURITIES		17

55.	Certificates.	17
56.	Registrar and Transfer Agent.	17

DIVIDENDS		17

57.	Declaration and Payment.	17
58.	Payments of Dividends and Other Distributions.	17
59.	Non-Receipt of Payment.	18
60.	Unclaimed Dividends.	18

NOTICES		18

61.	Method of Giving Notices.	18
62.	Notice to Joint Holders.	18
63.	Persons Entitled by Death or Operation of Law.	19
64.	Signatures to Notices.	19
65.	Computation of Time.	19
66.	Undelivered Notices.	19

EXECUTION OF CONTRACTS, ETC		19

67.	Execution of Contracts.	19

BORROWING AND SECURITY		20

68.	Borrowing Power.	20
69.	Delegation.	21

EFFECTIVE DATE		21

70.	Effective Date.	21

- ii -

BY-LAW NO. 1

being a by-law relating generally to the business and affairs of 8254320 CANADA INC. (the “Corporation”).

DEFINITIONS

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)	“Act” means the Canada Business Corporations Act, R.S.C., 1985, chapter C-44, and any statute that may be substituted therefore, as from time to time amended;

(b)	“Applicable Securities Laws” means the applicable securities act or equivalent statute of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notice of the securities commission and similar regulatory authority of each province and territory of Canada;

(c)	“Articles” means the articles of the Corporation, as from time to time amended or restated;

(d)	“Board” means the board of directors of the Corporation;

(e)	“by-law” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)	“Nominating Shareholder” has the meaning set forth in Section 8;

(g)	“Nomination Notice” has the meaning set forth in Section 8;

(h)	“Notice Date” has the meaning set forth in Section 8;

(i)	“Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval (SEDAR);

(j)	words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice-versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

(k)	the headings used in this by-law are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

(l)	all terms contained in this by-law and which are defined in the Act shall have the meanings given to such terms in the Act.

BUSINESS OF THE CORPORATION

1.	Registered Office.

The Corporation may from time to time (i) by resolution of the Board change the place and/or address of the registered office of the Corporation within the province specified in its Articles and (ii) by articles of amendment change the province in which its registered office is situated to another province of Canada.

2.	Corporate Seal.

The Corporation may, but need not, adopt one or more corporate seals which shall be such as the Board may approve by resolution from time to time and change.

3.	Financial Year.

The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by the Board.

4.	Banking arrangements.

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors may determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by one or more officers and other persons (including the directors), that the directors authorize from time to time. This paragraph does not limit in any way the authority granted under Section 67 of this by-law.

DIRECTORS

5.	Number of Directors.

There shall be a Board consisting of such fixed number, or minimum and maximum number of directors as may be set out in the Articles. The Board shall consist of not fewer than the minimum number of directors required by the Act for a distributing corporation.

6.	Qualification.

No person shall be qualified for election as a director if such person is less than 18 years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. Unless the Articles otherwise provide, a director need not be a shareholder. Subject to the Act, at least twenty-five per cent (25%) of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian. At least such number of directors as may be specified by the Act, other applicable law or stock exchange requirements shall not be officers or employees of the Corporation or of its affiliates.

7.	Vacancies.

Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should otherwise occur in the Board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term, except a vacancy resulting from an increase in the number provided for, or the minimum or maximum number of directors provided for, in the Articles or from a failure of the shareholders to elect the number provided for, or the minimum number of directors provided for, in the Articles.

In the absence of a quorum or if the vacancy has arisen from a failure by the shareholders to elect the number provided for, or the minimum number of directors provided for, in the Articles, the remaining directors shall forthwith call a special meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act. If the directors fail to call such a meeting or if there are no directors then in office, any shareholder may call the meeting.

Where a vacancy or vacancies exist in the Board, the remaining directors may exercise all of the powers of the Board so long as a quorum remains in office.

8.	Nomination of Directors

Subject only to the Act and the Articles, only persons who are nominated in compliance with this Section 8 shall be eligible for election as directors of the Corporation.

Nominations of persons for election as directors of the Corporation may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act or (c) by any person (a “Nominating Shareholder”) who (i) at the close of business on the date of the provision of a Nomination Notice (as defined below) and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) provides a Nomination Notice in compliance with the following requirements, in addition to any other applicable requirements:

(a)	for a nomination to be made only by a Nominating Shareholder, the Nominating Shareholder must have provided notice thereof (a “Nomination Notice”) to the secretary of the Corporation, if any, or to the other officer designated by the Corporation for that purpose, at the registered office of the Corporation;

(b)

a Nomination Notice must be made (i) in the case of an annual meeting of shareholders, not less than thirty (30) nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first Public Announcement of the date of the annual meeting was made, a Nomination Notice may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting of shareholders (which is not also an annual meeting and if one of the purposes for which the special meeting was called was the election of directors), not later than the close of business on the fifteenth (15th) day following the first Public Announcement of the Notice Date in respect of such special meeting of shareholders, provided that in no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nomination Notice;

(c)	a Nomination Notice must set forth (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of Nomination Notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and (ii) as to the Nominating Shareholder giving the Nomination Notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, provided that the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee; and

(d)	notwithstanding any other provision of this by-law, a Nomination Notice may only be given by personal delivery, facsimile transmission or by email (at such facsimile number or such email address as stipulated from time to time by the Corporation for purposes of a Nomination Notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) or email to the secretary of the Corporation, if any, or to the other officer designated for that purpose, at the registered office of the Corporation, provided that if such delivery or electronic communication is made on a day which is not a business day or later than 4:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent business day.

No person shall be eligible for election as a director of the Corporation unless nominated in compliance with this Section 8; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act.

Notwithstanding any other provision of this by-law, (a) the chairman of a meeting of shareholders shall have the power and duty to determine whether a nomination was made in compliance with this Section 8 and, if any proposed nomination is not in compliance with this Section 8, to declare that such defective nomination shall be disregarded, and (b) the Board may, in its sole discretion, waive any requirement of this Section 8.

9.	Election and Term.

Subject to the Articles, the election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for reelection. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Subject to Section 8 of this by-law, where the shareholders adopt an amendment to the Articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected, unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate the office forthwith upon the passing of the resolution for his removal.

10.	Removal of Directors.

Subject to the Act and the Articles, the shareholders entitled to vote for the election of directors may, by ordinary resolution passed at an annual or special meeting, remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting and subject to Section 8 of this by-law, elect any person in his place for the remainder of his term.

11.	Vacation of Office.

The office of a director shall ipso facto be vacated if:

(a)	he dies;

(b)	by notice in writing to the Corporation, he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

(c)	he is removed from office in accordance with section 109 of the Act;

(d)	he ceases to be qualified to be a director; or

(e)	if he shall be removed from office by resolution of the shareholders as provided for in Section 10 of this by-law.

12.	Consent to be Elected or Appointed Director.

An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

(a)	the said individual was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or

(b)	the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within ten (10) days after it, or the said individual has acted as a director pursuant to the election or appointment.

13.	Remuneration Of Directors.

Subject to the Articles, the remuneration to be paid to the directors shall be such as the Board shall from time to time determine. The directors may also by resolution award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation. The directors shall be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

MEETINGS OF DIRECTORS

14.	Place and Calling of Meetings.

Subject to the Articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. A meeting of the Board may be convened by the chairman of the Board, if any, the president, if any, or any two (2) directors at any time. The secretary, if any, shall, upon direction of any of the foregoing, convene a meeting of the Board.

15.	Notice.

Notice of the time and place for the holding of any such meeting shall be sent to each director at his latest address as shown on the records of the Corporation no less than twenty-four (24) hours (exclusive of the day on which the notice is sent, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the Board may be held at any time without notice, if all the directors have waived notice.

For the first meeting of the Board, to be held immediately following the election of directors at any annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting but otherwise need not specify the purpose of or the business to be transacted at the meeting.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

16.	Waiver of Notice.

Notice of any meeting of the Board or any irregularity in any meeting or in the notice thereof may be waived by any director upon notice addressed to the Corporation, and such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.	Regular Meetings.

The directors may establish regular meetings of the Board. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director, but no other notice shall be required for any such regular meetings.

18.	Participation by Communication Facilities.

A director may, if all the directors of the Corporation consent thereto in writing (either before, during or after the meeting), participate in a meeting of the Board or of any committee thereof, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other, and a director participating in such manner is deemed to be present at that meeting. A consent may be given with respect to all meetings of the Board and/or of the committees of the Board, if any.

19.	Adjournment.

Any meeting of the Board may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director in such a case. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

20.	Votes to Govern.

At all meetings of the Board every question shall be decided by a majority of the votes cast. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

21.	Chair.

The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

(a)	Chairman of the Board,

(b)	The president, or

(c)	The chief executive officer.

If no such officer is present, the directors present shall choose one of their number to chair the meeting.

22.	Secretary.

The secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or the secretary is absent, the chairman of the meeting will appoint a person, who need not be a director of officer, to act as secretary of the meeting.

23.	Quorum and Voting.

The directors may establish the quorum of directors for the transaction of business. Until fixed as aforesaid, a majority of the number of directors in office shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, allowing for resolutions in lieu of meetings, no business shall be transacted by the directors, except at a meeting of directors at which a quorum of the Board is present. The directors shall not transact business at a meeting unless one-quarter (1/4) of the directors present are resident Canadians, except where:

(a)	a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

Questions arising at any meeting of the Board shall be decided by a majority of votes cast where each director shall have one vote. In case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote. Where the Corporation has only one director, that director may constitute the meeting.

24.	Resolution in lieu of Meeting.

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, if any, is as valid as if it had been passed at a meeting of directors or committee of directors, if any.

A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors, if any.

COMMITTEES

25.	Committees.

The Board may from time to time appoint from their number one (1) or more committees consisting of one (1) or more individuals and delegate to such committee or committees any of the powers of the directors, except as provided in subsection 115(3) of the Act. Unless otherwise ordered by the Board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings. Meetings of any such committee may be held at any place in or outside of Canada.

26.	Proceedings.

Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chairman for a meeting; and (v) determining whether the chairman will have a deciding vote in the event there is an equality of votes cast on a question.

OFFICERS

27.	Appointment of Officers.

Subject to the Articles, the Board may from time to time appoint a chairman of the Board, from among themselves, and may appoint a president and a secretary and, if deemed advisable, one (1) or more vice-presidents (to which title may be added words indicating seniority or function), a treasurer and one (1) or more assistant secretaries and/or one (1) or more assistant treasurers. None of such officers, except the chairman of the Board, need be a director of the Corporation. The Board may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary, who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the Board. Any two (2) or more offices may be held by the same person.

28.	Remuneration and Removal of Officers.

Subject to the Articles, the remuneration of all officers, employees and agents elected or appointed by the Board may be determined from time to time by resolution of the Board. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The Board may, by resolution, remove any officer, employee or agent at any time, with or without cause, subject to his rights under any employment contract in force between the Corporation and himself.

29.	Power and Duties.

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

30.	Chairman of the Board.

The chairman of the Board, if any, shall, if present, preside at all meetings of the Board and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board.

31.	President.

The president, if any, shall be the chief executive officer of the Corporation and shall exercise day-to-day management of the Corporation’s operations. In the absence or inability of the chairman of the Board, if any, the president shall, when present, preside at all meetings of the Board and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office.

32.	Secretary.

The secretary, if any, shall give or cause to be given notices for all meetings of the Board, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any, except when some other officer or agent has been appointed for that purpose. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office.

33.	Treasurer.

Subject to the provisions of any resolution of the Board, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the Board may, by resolution, direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the Board, in their absolute discretion, may require, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

34.	Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

DISCLOSURE OF INTEREST

35.	Disclosure of Interest.

A director or officer of the Corporation shall disclose to the Corporation, in writing, or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of any interest that he has in a material contract or material transaction, whether made or proposed, with the Corporation: if the director or officer is a party to the contract or the transaction; if he is a director or officer, or an individual acting in a similar capacity of a party to the contract or transaction; or if he has a material interest in a party to the contract or transaction.

In the case of a contract or a proposed contract involving a director, the disclosure shall be made at the meeting of directors at which the question of entering into the contract or transaction is first considered. If the director was not at the time of the meeting referred to previously interested in the proposed contract or transaction, the disclosure shall be at the first meeting of the directors held after he becomes so interested. If the director becomes interested in a contract or transaction after it is made, the disclosure shall be made at the first meeting of directors held after the director becomes so interested. If an individual who is interested in a contract or transaction later becomes a director, the disclosure shall be made at the first meeting after he becomes a director.

If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the Corporation’s business, would not require approval by the directors or shareholders, a director or officer shall disclose, in writing to the Corporation or request to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of his interest immediately after he becomes aware of the contract or transaction.

In the case of a contract or transaction or proposed contract or transaction involving an officer who is not a director, the disclosure shall be made immediately after he becomes aware that the contract, transaction or proposed contract or proposed transaction is to be considered or has been considered at a meeting. If the officer becomes interested after a contract or transaction is made, the disclosure shall be made immediately after he becomes so interested. If an individual who is interested in a contract or transaction later becomes an officer, the disclosure shall be made immediately after he becomes an officer.

A general notice to the directors declaring that a director or an officer is to be regarded as interested, for any of the following reasons, in a contract or transaction made with a party, is a sufficient declaration of interest in relation to the contract or transaction:

(a)	the director or officer is a director or officer or acting in a similar capacity, of a party to the contract or transaction, or of a party who has a material interest in a party to the contract or transaction;

(b)	the director or officer has a material interest in the party; or

(c)	there has been a material change in the nature of the director’s or the officer’s interest in the party.

A director required to make a disclosure of interest shall not vote on any resolution to approve the contract or transaction unless the contract or transaction:

(a)	relates primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

(b)	is for indemnity or insurance under section 124 of the Act; or

(c)	is with an affiliate as such term is defined in the Act.

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

36.	Liability.

No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of the Corporation, or for joining any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

37.	Indemnification.

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (as such term is defined in the Act) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director of officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the previously named conditions.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

38.	Insurance.

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 37 of this by-law against any liability incurred by the individual in his capacity as a director or officer of the Corporation or in the individual’s capacity as a director or officer, or similar capacity, of another entity (as such term is defined in the Act), if the individual acts or acted in that capacity at the Corporation’s request.

MEETINGS OF SHAREHOLDERS

39.	Annual Meeting.

Subject to the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the Board may by resolution determine. The directors of the Corporation shall call an annual meeting of shareholders not later than eighteen (18) months after the Corporation comes into existence and, subsequently, not later than fifteen (15) months after holding the last preceding annual meeting but no later than six (6) months after the end of the Corporation’s preceding financial year. The annual meeting of shareholders shall be held for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

40.	Special Meetings.

The Board shall have the power to call a special meeting of shareholders at any time.

41.	Place of Meetings.

Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held at a place outside Canada if the place is specified in the Articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. A meeting held pursuant to Section 47 of this by-law shall be deemed to be held at the place where the registered office of the Corporation is located.

42.	Notice of Meetings.

A notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served on each person who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation no less than twenty-one (21) days or more than sixty (60) days before the meeting or such other period of time as may be specified in the Regulations passed under the Act or as may be permitted by the Act. If such notice is served by mail, it shall be directed to the latest address as shown in the records of the Corporation, of the intended recipient. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in any manner that a notice can be given addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

43.	Waiver of Notice.

A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

44.	Representatives.

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chairman of the meeting.

45.	Persons Entitled to be Present.

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or the Articles or by-law to be present at the meeting. Any other person may be admitted with the consent of the chairman of the meeting or the persons present who are entitled to vote at the meeting.

46.	Record Date.

The Board may, by resolution, fix in advance a date and time as the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders and/or to vote at such meeting, but such record date shall not precede by more than sixty (60) days or by less than twenty-one (21) days the date on which the meeting is to be held and notice of such record date shall be given not less than 7 days before such record date in the manner prescribed in the Act unless waiver in accordance with the Act is obtained.

If the directors fail to fix in advance a date and time as the record date in respect of all or any of the matters described above for any meeting of the shareholders of the Corporation, the following provisions shall apply, as the case may be:

(a)	the record date for the determination of the shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given or sent or, if no notice is given, the day on which the meeting is held;

(b)	the record date for the determination of the shareholders entitled to vote at a meeting of shareholders shall be the day on which the meeting is held or in accordance with subsection 138(3) of the Act, if so determined by the directors; and

(c)	the record date for the determination of the shareholders entitled to receive the financial statements of the Corporation shall be the close of business on the day on which the directors pass the resolution relating thereto.

47.	Participation by Communication Facilities.

Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, only if the Corporation, in its sole discretion, makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting.

48.	Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following officers that is present at the meeting:

(a)	the Chairman of the Board;

(b)	the president;

(c)	the chief executive officer; or

(d)	a vice-president (in order of corporate seniority).

If no such person is present at the meeting, the persons present who are entitled to vote shall choose a director who is present, or a shareholder who is present, to chair the meeting.

The secretary, if any, will act as secretary at meetings of shareholders. If a secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

49.	Procedure.

The chairman of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chairman’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

50.	Votes.

Except in the case of a meeting held by telephonic, electronic or other communication means, voting at a meeting of shareholders shall be by show of hands, except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or immediately after any vote by show of hands.

Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands.

At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Articles, such holder or his proxy is the person entitled to vote in respect of the shares.

Where two (2) or more persons hold the same share or shares jointly, any one (1) of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one (1) of such persons are present or represented by proxy and vote, they shall vote together as one (1) on the share or shares jointly held by them.

Any vote at a meeting held solely by telephonic, electronic or other communication facility, may be exercised entirely by telephonic, electronic or other communication facility in accordance with the Act and the Regulations passed under the Act.

51.	Votes to Govern.

Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the Articles, this by-law, the Act or other applicable law requires otherwise. In the case of an equality of votes, the chairman of the meeting is not entitled to a second or casting vote.

52.	Proxies.

A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder or one (1) or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxyholder shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chairman of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or it is deposited with the corporate secretary, a scrutineer or the chairman of the meeting or any adjournment of the meeting prior to the time of voting.

53.	Adjournment.

The chairman of the meeting may, with the consent of the persons present who are entitled to vote at the meeting, adjourn any meeting of shareholders from time to time and from place to place, subject to such conditions as such persons may decide. If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one (1) or more adjournments for an aggregate of thirty (30) days or more, notice of the adjournment meeting shall be given as for an original meeting but, unless the meeting is adjourned by one (1) or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

54.	Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than ten percent (10%) of the shares entitled to vote at the meeting are present in person or represented by proxy, and at least two persons entitled to vote at the meeting are actually present at the meeting.

SECURITIES

55.	Certificates.

Subject to the Act, share certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

56.	Registrar and Transfer Agent.

The Corporation may from time to time appoint one or more agents to maintain, in respect of each class or series of securities issued by the Corporation in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent subject to any applicable stock exchange requirements. The Corporation may at any time terminate such appointment.

DIVIDENDS

57.	Declaration and Payment.

Subject to the relevant provisions of the Act, the Board may from time to time, by resolution, declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the Articles.

58.	Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

59.	Non-Receipt of Payment.

In the event of non-receipt of any payment made as contemplated by Section 58 of this by-law by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

60.	Unclaimed Dividends.

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

NOTICES

61.	Method of Giving Notices.

Any notice or document to be given pursuant to the Act, the regulations thereunder, the Articles or this by-law to a shareholder or director of the Corporation may be sent (a) by prepaid mail addressed to, or may be delivered personally to, the shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent and the director at the director’s latest address as shown on the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act, and a notice or document sent in accordance with the foregoing to a shareholder or director of the Corporation shall be deemed to be received by them at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all or (b) by electronic means as permitted by, and in accordance with, the Act and the regulations thereunder. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board, if any, in accordance with any information believed by the secretary to be reliable. The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

62.	Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

63.	Persons Entitled by Death or Operation of Law.

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

64.	Signatures to Notices.

The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed or, for the notice given by electronic means, in accordance with section 252.7 of the Act. The foregoing shall not be construed so as to limit the manner or effect of affixing a signature by any other means otherwise permitted by law.

65.	Computation of Time.

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

66.	Undelivered Notices.

If any notice given to a shareholder is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

EXECUTION OF CONTRACTS, ETC

67.	Execution of Contracts.

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any director or any officer of the Corporation, or by any person authorized by resolution of the Board. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board is authorized from time to time, by resolution, to appoint any officer or officers or any other person or persons on behalf of the Corporation, either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal, if any, may, when required, be affixed to contracts, documents or instruments in writing, signed as aforesaid, by an officer or officers, person or persons, appointed as aforesaid by resolution of the Board.

The term “contracts, documents or instruments in writing”, as used in this by-law, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings or their equivalent on all electronic form.

In particular, without limiting the generality of the foregoing, any director or any officer of the Corporation, or any person authorized by resolution of the Board, is hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities

The signature or signatures of any officer or director of the Corporation and/or of any person or persons appointed as aforesaid by resolution of the Board may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed, otherwise mechanically or electronically reproduced or given in any manner permitted by the law, on all contracts, documents or instruments in writing or in an electronic form, or, subject to subsection 49(4) of the Act, on bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation. All such contracts, documents or instruments in writing or in an electronic form, or bonds, debentures or other securities of the Corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the Board shall, subject to subsection 49(4) of the Act, be deemed to have been duly signed by such officers and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or in an electronic form or bonds, debentures or other securities of the Corporation.

BORROWING AND SECURITY

68.	Borrowing Power.

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, and this by-law, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

69.	Delegation.

Unless the Articles otherwise provide, the Board may from time to time delegate to a director, a committee of the Board, or an officer of the Corporation any or all of the powers conferred on the Board by Section 68 of this by-law to such extent and in such manner as the Board may determine at the time of such delegation.

EFFECTIVE DATE

70.	Effective Date.

This by-law shall come into force when made by the Board in accordance with the Act.

The foregoing by-law was adopted by the directors of the Corporation on the 20th day of November, 2012.